                                                                    EXHIBIT 10.1

                         SUBLEASE AND CONSENT AGREEMENT

         THIS SUBLEASE AND CONSENT AGREEMENT (the "Sublease") dated June 1, 1999, is among 6060 Partnership, LLP ("Lessor"), Sievers Instruments, Inc. ("Sublessor"), and MessageMedia, Inc. ("Sublessee").

                                    RECITALS

         A. Sublessor is or will be a Tenant in the Premises, located at 6060 Spine Road, Boulder, Colorado (the "Premises"), pursuant to that certain Lease Agreement, Office and Industrial Space between Lessor and Sublessor, dated October 21, 1997 attached hereto as Exhibit D and incorporated herein by reference (the "Lease"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. The Base Term of the Lease commences May 1, 1998 and extends through May 1, 2005.

         B. Sublessee desires to sublease from Sublessor a portion of the Premises as described on the attached Exhibit A (the "Subpremises"), and Sublessor desires to sublease the Subpremises to Sublessee on the terms and conditions set forth below.

         C. Lessor is willing to accept and consent to such sublease as set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the payment of rent and the performance of the covenants and agreements by the parties as hereinafter set forth the parties agree as follows:

1. SUBLESSEE AND TENANT IMPROVEMENTS. Sublessor and Landlord hereby approve and agree to Sublessee's Tenant improvements as outlined in Exhibit B All Tenant improvements to be completed shall be at the sole expense of the Sublessee. All work shall be completed by a licensed contractor, licensed to do work in the State of Colorado. All work shall be completed in a "good workmanlike" condition, meeting all applicable City of Boulder rules and regulations. Any additional Tenant improvements not outlined in Exhibit B shall be subject to Paragraph 9.

         2. SUBLEASE OF THE SUBPREMISES. Pursuant to the terms hereof, Sublessor hereby agrees to sublease to Sublessee, and Sublessee agrees to sublease from Sublessor, the Subpremises.

         3. TERM. The term of this Sublease ("Sublease Term") shall be 18 months, commencing at 12:01 a.m. on or before June 1, 1999 (the "Commencement Date"), and terminating at 11:59 p.m. on November 30, 2000 (the "Expiration Date").

         Sublessor and Sublessee hereby agree all parties are relying on the current Sublessee, Centrobe, vacating the subject space on or before May 31, 1999 as outlined in the Centrobe letter dated April 27, 1999, attached hereto and made a part of.


                                       1.

         4. RENT. Rent for the Subpremises (as defined below) shall be paid on the first day of each month, and shall be delivered to Sublessor at the address set forth below. Rent shall be payable without notice, demand, setoff, or deduction. Rent shall also be comprised of Sublessee's pro rata share of expenses as outlined below.

                                BASE RENT                    NNN                          TOTAL
                                -------------------          -------------------------    ----------
Months 1-6                      $16,820.00*                  $8,274.00                    $25,094.00
Months 7-12                     $21,031.00                   $8,274.00                    $29,305.00
Months 13-18                    $21,031.00 plus CPI          $8,274.00 plus CPI for       TBD
                                                             utilities & NNN increases


*Months 1-6 are at a reduced rate since Office Area B is leased at a reduced rate of $3.00 per square foot plus NNN charges.

         NNN Charges are defined, but not limited to the following:

                  $1.24 psf         Current Real Estate Taxes
                  $ .10 psf         Insurance
                  $ .70 psf         Common Area Maintenance (CAM)
                  $1.60 psf         Utilities (excluding telephone & janitorial services)
                  ---------
                  $3.64 psf         Total Current NNN charges


         On the anniversary of this Lease (including any options to renew and extensions thereof) the Lease rental rate shall increase according to the Consumer Price Index (CPI) with a minimum increase of 2.5% and a maximum of 6% per annum.

         5. SECURITY DEPOSIT. Simultaneously with the execution of this Sublease, Sublessee shall pay to Sublessor the sum of Twenty-Five Thousand Dollars ($25,000.00), to be held by Sublessor as a security deposit to secure Sublessee's faithful performance of all terms, conditions and covenants of this Sublease, including without limitation, the payment of all Rent and Additional Rent due hereunder. If at any time during the term of this Sublease, the Sublessee shall be in default in the performance of any provision of this Sublease, the Sublessor may (but shall not be required to) use the security deposit, or as much thereof as necessary, in payment of any Rent, Additional Rent or other sums due under this Sublease in default, in reimbursement of any expense incurred by Sublessor or in payment of the damages incurred by Sublessor by reason of default. In such event, Sublessee shall, on written demand of Sublessor, forthwith remit to Sublessor a sufficient amount in cash to restore such deposit to its original amount. If such deposit has not been utilized by Sublessor, such deposit, or as much thereof as has not been used for such purposes, shall be refunded to Sublessee, without interest, upon full performance of this Sublease by Sublessee. Sublessor shall have the right to comingle such deposit with other funds of Sublessor. If the claims of Sublessor exceed the deposit provided for herein Sublessee shall remain liable for the balance of such claims.


                                       2.

         6. ASSUMPTION AND ACCEPTANCE OF THE PREMISES. Sublessee assumes and agrees to perform each and every obligation of the Sublessor under the Lease with respect to the Subpremises that arise during the term hereof; provided, however, that Sublessee's fulfillment of its obligations under Section 4 shall replace and be in lieu of any obligations with respect to Rent, Taxes, Utilities, Common Area Maintenance and other like expenses under the Lease. Sublessee will accept the Subpremises in its condition as of the Commencement Date and acknowledges that it shall have no claim against Lessor for any matters arising prior to the Commencement Date.

         7. SUBLESSOR'S RESPONSIBILITY FOR PAYMENT OF RENT AND OTHER CHARGES. In connection with the sublease of the Subpremises to Sublessee, and notwithstanding any agreement between Sublessor and Sublessee, Sublessor agrees to remain responsible to make all payments to Lessor for the rent and all other charges, and Sublessor shall be responsible to collect any of the same required hereunder from Sublessee.

         8. SUBSEQUENT AMENDMENT. This Sublease may not be subsequently amended or modified by Lessor, Sublessor, and/or Sublessee without the express written consent of all parties.

         9. TENANT IMPROVEMENTS. Sublessee shall not make any alterations or Tenant improvements to the Subpremises without obtaining a prior written approval of Lessor and Sublessor pursuant to the Lease, and Sublessee shall be solely responsible for the cost of any such modifications to the Subpremises.

         10. SECURITY SYSTEM/PHONE SWITCH. During the term of this Sublease, Sublessor shall have access to the security system for use thereof within the Premises (with the exception of the Subpremises); provided that Sublessor shall be responsible for its costs and expenses associated with its use of the security system. Existing phone lines and data lines in the Premises will remain during the term of this Sublease and shall be used by both Sublessee and Sublessor in their respective portions of the Premises. Sublessee shall be responsible for providing its own phone switch and shall not have the use of Sublessor's phone switch.

         11. RULES AND REGULATIONS. Sublessee shall obey the rules and regulations promulgated by Lessor and Sublessor from time to time, including but not limited to, rules requiring that the Premises be a smoke-free facility.

         12. COMMON AREA USE. Once during the Sublease Term, upon 30 days prior notice to Sublessee, Sublessor shall have the right to three consecutive days of exclusive use of the Cafeteria shown in Exhibit A; provided, however, that Sublessee's employees shall have access to the vending machines in the Cafeteria. In addition, once per month, Sublessor shall, upon 15 days notice to Sublessee, have the right to exclusive use of the Cafeteria from Noon to 1:00 p.m.

         13. SUBLESSOR'S RESPONSIBILITY FOR OBLIGATIONS UNDER THE LEASE. Notwithstanding Sublessee's assumption of Sublessor's obligations under the Lease with respect to the Subpremises, Sublessor shall remain fully liable to Lessor for the performance of each and every obligation under the Lease, and such assumption shall in no way release Sublessor from said obligations.

                                       3.

         14. SIGNAGE. Sublessor will occupy major sign locations in front of and on building. Sublessee may have secondary signs as approved by Sublessor, and Lessor, in accordance with all City of Boulder sign code regulations.

         15. ENFORCEABILITY BY LESSOR. The provisions of this Sublease inure to the benefit of Lessor and shall be enforceable by Lessor.

         16. LESSOR'S CONSENT TO SUBLEASE. Lessor consents to this Sublease of the Subpremises; provided that such consent will not be deemed to be a consent to any subsequent assignment or subleasing, but, rather, any subsequent assignment or subleasing will require the consent of Lessor pursuant to the Lease.

         17. ENTIRE AGREEMENT. This Sublease, together with the Lease embody the entire agreement of Lessor, Sublessor, and Sublessee with respect to the subject matter contained herein, and supersede any prior agreement, whether written or oral, with respect to the subject matter contained herein. This Sublease may be modified only by written instrument duly executed by Lessor, Sublessor, and Sublessee.

         18. NOTICES. All notices required to be given or desired to be given hereunder shall be in writing and shall be deemed duly served for all purposes by delivery in person or by mailing a copy thereof, postage prepaid, addressed to:

          Lessor:                           With copy to:

          6060 Partnership, LLP             The W.W. Reynolds Companies, Inc.
          4875 Pearl East Circle, #300      4875 Pearl East Circle, #300
          Boulder, CO  80301                Boulder, CO  80301

          Sublessor:                        With copy to:

          Sievers Instruments, Inc.         Patrick K. Perrin
          6060 Spine Road                   Holme Roberts & Owen, LLP
          Boulder, CO  80301                1401 Pearl Street, Suite 400
                                            Boulder, CO 80302

          Sublessee:                        With copy to:

          MessageMedia, Inc.                Creative Project Solutions, LLC
          6060 Spine Road                   10080 Lee Street
          Boulder CO  80301                 Westminster, CO  80021
                                            Attn:  Kevin C. Smith

Or at such address as such party shall subsequently designate in writing.


                                       4.

         19. TERMS OF LEASE APPLY TO THIS SUBLEASE. The parties hereto acknowledge and agree that all of the terms of the Lease shall be incorporated herein by reference as if Sublessor were the Landlord and Sublessee were the Tenant thereunder

         20. OPTION TO RENEW. Sublessor hereby grants Sublessee two (2) consecutive Options to Renew the sublease for an additional six (6) month period each. Base rent plus NNN for the Option periods shall increase on an annual basis as outlined in Paragraph 4. Sublessee shall give SubLandlord written notice of Sublessee's Option to Renew, a minimum of sixty (60) days prior to the expiration of the then-current term.

         21. QUIET ENJOYMENT. Sublessor hereby covenants and agrees that if Sublessee pays its Rent and other charges and performs all of the covenants and agreements set forth in the Sublease, Sublessee shall have the quiet and peaceable enjoyment and possession of the Subpremises, to the extent given by the Landlord in the primary Lease (attached hereto and made a part of), during the term of the Sublease and any extensions thereof.

         22. DEFAULT NOTICES TO SUBLESSEE. Sublessor hereby agrees to provide Sublessee with copies of any notice of default of Sublessor that Lessor gives to Sublessor pursuant to the terms of the Lease, within five (5) days of receipt of notice by Sublessor.

                                       5.

         IN WITNESS WHEREOF, the parties have executed this Sublease on the day and year first above written.

LESSOR:

6060 PARTNERSHIP, LLP

By:
   ---------------------------------------

Name:
     -------------------------------------

Title:
      ------------------------------------

SUBLESSOR:

SIEVERS INSTRUMENTS, INC.

By:
   ---------------------------------------

Name:
     -------------------------------------

Title:
      ------------------------------------

SUBLESSEE:

MESSAGEMEDIA, INC.

a Delaware corporation

By:
   ---------------------------------------

Name:
     -------------------------------------

Title:
      ------------------------------------




                                       6.

                                    EXHIBIT A

                                  (SUBPREMISES)

ADDRESS:                   6060 Spine Road
                           Boulder, Colorado

DEMISED SPACE:

                          13,888 sq. ft.             Office Area A              West Office
                           7,408 sq. ft.             Office Area B              North Office
                           2,000 sq. ft.             Computer Room              Interior Space

APPROXIMATELY 23,296 SQUARE FEET                          USEABLE                               TOTAL SQUARE FEET
Common Area:                   1,765                      50% Cafeteria                               3,530
                                 371                      50% Front Lobby                              742
                                 674                      50% Hallway A                               1,348
                                 678                      50% Hallway B                               1,356
                                 500                      Two Restrooms                            See Diagram
                               3,988


Total Rentable Square Feet:  27,284

See attached Exhibit B

                                    EXHIBIT B

                                  [FLOOR PLAN]

                                    EXHIBIT D

                                 LEASE AGREEMENT
                           OFFICE AND INDUSTRIAL SPACE

         THIS LEASE AGREEMENT is made and entered into as of the 21st day of October, 1997, by and between 6060 PARTNERSHIP, LLP ("Landlord"), whose address is 4875 Pearl East Cr., #300, Boulder, CO 80301, and SIEVERS INSTRUMENTS, INC. ("Tenant"), whose address is 6060 Spine Rd., Boulder, CO 80301.

         In consideration of the convenants, terms, conditions, agreements and payments as herein set forth, the Landlord and Tenant hereby enter into the following Lease:

         1. DEFINITIONS. Whenever the following words or phrases are used in this Lease, said words or phrases shall have the following meaning:

            A. "AREA" shall mean the parcel of land depicted on Exhibit A attached hereto and commonly known and referred to as 6060 Spine Rd., Boulder, Colorado. The Area includes the Leased Premises. The Area may include Common Areas.

            B. "BUILDING" shall mean the 6060 Spine Road Building.

            C. "COMMON AREAS" shall mean all entrances, exits, driveways, curbs, walkways, parking areas, landscaped areas, loading and service areas.

            D. "LEASED PREMISES" shall mean the premises herein leased to the Tenant by the Landlord.

            E. "TENANT'S PRO RATA SHARE" as to the Building in which the Leased Premises are located shall mean an amount (expressed as a percentage) equal to the number of square feet included in the Leased Premises divided by the total number of leasable square feet included in said Building. The Tenant's Pro Rata Share as to Common areas shall mean an amount (expressed in percentage) equal to the number of square feet included in the Leased Premises divided by the total number of leasable square feet included in all Buildings located in the Area. The Pro Rata Share at the signing of this lease is 100% for both the Building and the Common Areas.

         2. LEASED PREMISES. The Landlord hereby leases unto the Tenant, and the Tenant hereby leases from the Landlord, the following described premises:

            Space 6060 in Building
            consisting of 74,119 square feet, all as depicted on Exhibit B attached hereto

         3. BASE TERM. The term of this Lease shall commence at 12:00 noon on May 1, 1998, and, unless sooner terminated as herein provided for, shall end at 12:00 noon on May 1,

                                       1.

2005 ("Lease Term"). Except as specifically provided to the contrary herein, the Leased Premises shall, upon the termination of this Lease, by virtue of the expiration of the Lease Term or otherwise, be returned to the Landlord by the Tenant in as good or better condition than when entered upon by the Tenant, ordinary wear and tear excepted.

         4. RENT. Tenant shall pay the following rent for the Leased Premises:

            A. BASE MONTHLY RENT. Tenant shall pay to Landlord, without notice and without setoff, at the address of Landlord as herein set forth, the following Base Monthly Rent ("Base Monthly Rent"), said Base Monthly Rent to be paid in advance of the first day of each month during the term hereof. in the event that this Lease commences on a date other than the first day of a month, the Base Monthly Rent for the first month of the Lease Term shall be prorated for said partial month. Below is a schedule of Base Monthly Rental payments as agreed upon:

                                DURING LEASE TERM

                   FOR PERIOD                   TO PERIOD                             A BASE MONTHLY
                    STARTING                     ENDING                                   RENT OF
                  May 1, 1998                  May 1, 1999                      $44,780.00
                  May 1, 1999                  May 1, 2005                      $44,780.00 plus any cost of
                                                                                living adjustments Per
                                                                                Paragraph 4C below


            B. LEASE TERM ADJUSTMENT. If, for any reason, other than delays caused by the Tenant, the Leased Premises are not ready for Tenant's occupancy on May 1, 1998, the Tenant's rental obligation and other monetary expenses (i.e. taxes, utilities, etc.) shall be abated in direct proportion to the number of days of delay. It is hereby agreed that the premises shall be deemed ready for occupancy on the day the Landlord receives a T.C.O. or C.O. from the appropriate authority, or on the day the Landlord gives Tenant the keys to the Leased Premises if a building permit has not been applied for and/or is not required by the appropriate authority.

            C. COST OF LIVING ADJUSTMENT. The Base Monthly Rental specified in paragraph 4A above shall be recalculated for each Lease Year as defined hereinafter following the first Lease Year of this Lease Agreement. The recalculated Base Monthly Rental shall be hereinafter referred to as the "Adjusted Monthly Rental". The Adjusted Monthly Rental for each Lease Year after the first Lease Year shall be the greater of: (i) the amount of the previous year's Adjusted Monthly Rental, (or the Base Monthly Rental if calculating the Adjusted Monthly Rental for the second Lease Year), or (ii) an amount calculated by the rent adjustment formula set forth below. In applying the rent adjustment formula, the following definitions shall apply:

            (1) "LEASE YEAR" shall mean a period of twelve (12) consecutive full calendar months with the first Lease Year commencing on the date of the commencement of the term of this Lease and each succeeding Lease Year commencing upon the anniversary date of the first Lease Year; however, if this Lease does not commence on the first day of a month, then, the first Lease Year and each succeeding Lease Year shall commence on the first day of the first month following each anniversary date of this Lease.


                                       2.

            (2) "BUREAU" shall mean the Bureau of Labor Statistics of the United States Department of Labor or any successor agency that shall issue the Price Index referred to in this Lease Agreement.

            (3) "PRICE INDEX" shall mean the "Consumer Price Index-All Urban Consumers-All Items (CPI-U) U.S. City Average (1982-84=100)" issued from time to time by the Bureau. In the event the Price Index shall hereafter be converted to a different standard reference base or otherwise revise, the determination of the increase in the Price Index shall be made with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or failing such publication, by another nationally recognized publisher of similar statistical information. In the event the Price Index shall cease to be published, then, for the purposes of this paragraph 4C there shall be substituted for the Price Index such other index as the Landlord and the Tenant shall agree upon, and if they are unable to agree within sixty (60) days after the Price Index ceases to be published, such matter shall be determined by arbitration in accordance with the Rules of the American Arbitration Association.

            (4) "BASE PRICE INDEX" shall mean the Price Index released to the public during the second calendar month preceding the commencement of this Lease Agreement.

            (5) "REVISED PRICE INDEX" shall mean the Price Index released to the public during the second calendar month preceding the Lease Year for which the Base Annual Rental is to be adjusted.

            (6) "BASIC MONTHLY RENTAL" shall mean the Basic Monthly Rental set forth in subparagraph 4A above. The rent adjustment formula used to calculate the Adjusted Monthly Rental is as follows:

                Adjusted Monthly  =  Revised Price Index X Base Monthly Rental
                     Rental          -----------------------------------------
                                                  Base Price Index

         Not withstanding the above formula, the Adjusted Monthly Rental shall not be less than 102.5% or greater than 106% of the previous year's Adjusted Monthly Rental, or the Basic Monthly Rental if such adjustment is for the Second Lease Year. The Adjusted Monthly Rental as herein above provided shall continue to be payable monthly as required in paragraph 4A above without necessity of any further notice by the Landlord to the Tenant.

            D. NET LEASE. The Tenant understands and agrees that this Lease is a net lease (a "net, net, net lease"), whereby the Tenant has the obligation to reimburse the Landlord for a share of all costs and expenses, taxes, assessments, other charges, Insurance, HVAC repairs and maintenance, incurred by the Landlord as a result of the Landlord's ownership and operation of the Building and Area. Tenant shall be responsible for all costs associated with the Common Area, except for HVAC repairs and maintenance (See Paragraph 16).

         5. SECURITY DEPOSIT. Landlord acknowledges receipt (from the Tenant of the sum of Twenty-Thousand dollars and no/100 Dollars ($20,000.00) to be retained by Landlord without responsibility for payment of Interest thereon, as security for performance of all the terms and conditions of this Lease Agreement to be performed by Tenant, including payment of all rent due



                                       3.

under the terms hereof. Deductions may be made by Landlord from the amount so retained for the reasonable cost of repairs to the Leased Premises (ordinary wear and tear excepted), for any rent delinquent under the terms hereof and/or for any sum used in any manner to cure any default of Tenant under the terms of this Lease. In the event deductions are so made, the Tenant shall, upon notice from the Landlord, redeposit with the Landlord such amounts so expended so as to maintain the deposit in the amount as herein provided for, and failure to so redeposit shall be deemed a failure to pay rent under the terms hereof. Nothing herein contained shall limit the liability of Tenant as to any damage to the Leased Premises, and Tenant shall be responsible for the total amount of any damage and/or loss occasioned by actions of Tenant. Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's Interest in the Leased Premises in the event such interest shall be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

         6. USE OF PREMISES. Tenant shall use the Leased Premises only for offices, warehouse, training, repair, research and development, and manufacturing and for no other purpose whatsoever except with the written consent of Landlord. Tenant shall not allow any accumulation of trash or debris on the Leased Premises or within any portion of the Area. All receiving and delivery of goods and merchandise and all removal of garbage and refuse shall be made only by way of the rear and/or other service door provided therefore. In the event the Leased Premises shall have no such door, then these matters shall be handled in a manner satisfactory to Landlord. No storage of any material outside of the Leased Premises shall be allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord. Tenant shall not commit or suffer any waste on the Leased Premises nor shall Tenant permit any nuisance to be maintained on the Leased Premises or permit any disorderly conduct or other activity having a tendency to annoy or disturb any occupants of any part of the Area and/or any adjoining property.

         7. LAWS AND REGULATIONS - TENANT RESPONSIBILITY. The Tenant shall, at its sole cost and expense, comply with all laws and regulations of any governmental entity, board, commission or agency having jurisdiction over the Leased Premises. Tenant agrees not to install any electrical equipment that overloads any electrical paneling, circuitry or wiring and further agrees to comply with the requirements of the Insurance underwriter or any governmental authorities having jurisdiction thereof.

         8. LANDLORD'S RULES AND REGULATIONS. Landlord reserves the right to adopt and promulgate reasonable rules and regulations applicable to the Leased Premises and from time to time amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto.

         9. PARKING. If the Landlord provides off-street parking for the common use of Tenants, employees and customers of the Area, the Tenant shall park all vehicles of whatever type used by Tenant and and/or Tenant's employees only in such areas thereof as are designated by Landlord for this purpose, and Tenant accepts the responsibility of seeing that Tenant's employees park only in the areas so designated. Tenant shall, upon the request of the Landlord, provide to the Landlord license numbers of the Tenant's vehicles and vehicles of Tenant's employees.

                                       4.

         10. CONTROL OF COMMON AREAS - EXCLUSIVE CONTROL OF THE LANDLORD. All Common Areas shall at all times be subject to the exclusive control and management of Landlord, notwithstanding that Tenant and/or Tenant's employees and/or customers may have a nonexclusive right to the use thereof. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the use of said facilities and Common Areas.

         11. TAXES.

             A. REAL PROPERTY TAXES AND ASSESSMENTS. The Tenant shall pay the Landlord on the first day of each month, additional rent, the Tenant's Pro Rata Share of all real estate taxes and special assessments levied and assessed against the Building in which the Leased Premises are located and the Common Areas. If the first and last years of the Lease Term are not calendar years, the obligations of the Tenant hereunder shall be prorated for the number of days during the calendar year that this Lease is in effect. The monthly payments for such taxes and assessments shall be $5,991.00 until the Landlord receives the first tax statement for the referred to properties. Thereafter, the monthly payments shall be based upon 1/12th of the prior year's taxes and assessments. Once each year the Landlord shall determine the actual Tenant's Pro Rata Share of taxes and assessments for the prior year and if the Tenant has paid less than the Tenant's Pro Rata Share for the prior year the Tenant shall pay the deficiency to the Landlord with the next payment of Base Monthly Rent, or, if the Tenant has paid in excess of Tenant's Pro Rata Share for the prior year the Landlord shall forthwith refund said excess to the Tenant.

             B. PERSONAL PROPERTY TAXES. Tenant shall be responsible for, and shall pay promptly when due, any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the Leased Premises by Tenant.

             C. RENT TAX. If a special tax, charge or assessment is imposed or levied upon the rents paid or payable hereunder or upon the right of the Landlord to receive rents hereunder (other than to the extent that such rents are included as a part of the Landlord's income for the purpose of an income tax), the Tenant shall reimburse the Landlord for the amount of such tax within fifteen (15) days after demand therefore is made upon the Tenant by the Landlord.

             D. OTHER TAXES, FEES AND CHARGES. Tenant shall pay to Landlord, on the first day of each month, as additional rent, Tenant's Pro Rata Share of any "Other Charges" (as hereinafter defined) levied, assessed, charged or imposed against the Area, as a whole. Unless paid directly by Tenant to the authority levying, assessing, charging or imposing same, Tenant shall also pay to Landlord, on the first day of the month following payment of same by Landlord, the entire costs of any such "Other Charges" levied, assessed, charged or imposed against the Leased Premises, Tenant's use of same, or Tenant's conduct of business thereon. For purposes of this provision, "Other Charges" shall mean and refer to any and all taxes, assessments, impositions, user fees, impact fees, utility fees, transportation fees, infrastructure fees, system fees, license fees, and any other charge or assessment imposed by any governmental authority or applicable subdivision on the Area, the Leased Premises or the ownership or use of the Area or Leased Premises, or the business conducted thereon, whether or not formally denominated as a


                                       5.

tax, assessment, charge of other nominal description, whether now in effect or hereafter enacted or imposed (excluding, however, Landlord's income taxes).

             E. Should Landlord protest and win a reduction in the real estate taxes for the Building and Area, Tenant shall be obligated to pay its Pro Rata Share of the cost of such protest, if the protest is handled by a party other than the Landlord. The maximum cost to Tenant shall not exceed the annual savings achieved.

         12. INSURANCE.

             A. LANDLORD'S INSURANCE. The Landlord shall procure and maintain such fire and casualty, loss of rents and liability Insurance as it, from time to time, deems proper and appropriate in reference to the Building in which the Leased Premises are located and the Common Areas. Such Insurance shall not be required to cover any of the Tenant's property and the Tenant shall have no interest in any of the proceeds of such Insurance.

             B. TENANT'S INSURANCE. Tenant shall, at its sole cost and expense, insure on a full replacement cost basis, Tenant's inventory, fixtures, leasehold improvements and betterments located on the Leased Premises against loss resulting from fire or other casualty. Tenant shall procure, pay for and maintain, comprehensive public liability Insurance providing coverage from and against any loss or damage occasioned by an accident or casualty on, about or adjacent to the Leased Premises. Said liability policy shall be written on an "occurrence basis" with limits of not less than $1,000,000 combined single limit coverage. Certificates for such Insurance shall be delivered to Landlord and shall provide that said Insurance shall not be changed, modified, reduced or canceled without thirty (30) days prior written notice thereof being given to Landlord.

             C. TENANT'S HIGH PRESSURE STEAM BOILER INSURANCE. If Tenant makes use of any kind of steam or other high pressure boiler or other apparatus which presents a risk of damage to the Leased Premises or to the Building or other improvements of which the Leased Premises are part or to the life or limb of persons within such premises, Tenant shall secure and maintain appropriate boiler Insurance in an amount satisfactory to Landlord. The Landlord shall be named as an additional insured in any such policy or policies. Certificates for such Insurance shall be delivered to Landlord and shall provide that said Insurance shall not be changed, modified, reduced or canceled without thirty
(30) days prior written notice thereof being given to Landlord.

             D. TENANT'S SHARE OF LANDLORD INSURANCE. Tenant shall pay the Landlord as additional rent Tenant's Pro Rata Share of the Insurance premiums for the Insurance secured by the Landlord pursuant to 12A above. Payment shall be made on the first day of each month as additional rent. The monthly payments for such Insurance shall be $617.66 until changed by Landlord as a result of an increase in the cost of such Insurance.

             E. MUTUAL SUBROGATION WAIVER. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing fire and extended coverage to either of them covering the Leased Premises, Buildings or other improvements thereon or contents thereof, a waiver of any right of subrogation that any such insurer or that one party may acquire against the other or


                                       6.

as against the Landlord or Tenant by virtue of payments of any loss under such Insurance. Such a waiver shall be effective so long as the Landlord and Tenant are empowered to grant such waiver under the terms of their respective Insurance policy or policies and such waiver shall stand mutually terminated as of the date either Landlord or Tenant gives notice to the other that the power to grant such waiver has been so terminated.

         13. UTILITIES.

             A. Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, electric, sewer service and any other utility service used or consumed on the Leased Premises. For all utility services used or consumed on the Leased Premises which are included in utility services to an area larger than the Leased Premises, Tenant shall pay monthly, commencing with the first month of the Lease Term, as additional rent due under the terms hereof, a sum equal to Tenant's Pro Rata Share of the estimated costs for said twelve (12) month period, divided by 12. The estimated initial monthly costs are $n/a for water and $n/a for Public Service. Once each year the Landlord shall determine the actual costs of the foregoing expenses for the prior year and if the actual costs are greater than the estimated costs, the Tenant shall pay its Tenant's Pro Rata Share of the difference between the estimated costs and the actual costs to the Landlord with the next payment of Base Monthly Rent, or, if the actual costs are less than the estimated costs, the Landlord shall forthwith refund the amount of the Tenant's excess payment to the Tenant. For all utility services used or consumed on the Leased Premises in which the utility service is used solely on the Leased Premises, the Tenant shall forthwith upon taking occupancy of the Leased Premises make arrangements with the Public Service Company, U.S. West or other appropriate utility company to pay the utilities used on the Leased Premises and to have the same billed to the Tenant at the address designated by the Tenant. Should there be a time where the Landlord remains responsible for utilities supplied to the Leased Premises, the Landlord shall bill the Tenant therefore and the Tenant shall promptly reimburse the Landlord therefore. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility to the Leased Premises, unless caused by the negligence or intentional acts of the Landlord.

             In the event the utility company supplying water and/or sewer to the Leased Premises determines that an additional service fee, impact fee, and/or assessment, or any other type of payment or penalty is necessary due to Tenant's use and occupancy of the Building, nature of operation and/or consumption of utilities, said expense shall be borne solely by the Tenant. Said expense shall be paid promptly and any repairs requested by the utility company shall be performed by Tenant immediately and without any delay.

             B. LANDLORD CONTROL'S SELECTION. Landlord had advised Tenant that presently Public Service Company of Colorado ("Utility Service Provider") is the utility company selected by Landlord to provide electricity and gas service for the Building. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity and/or gas service (each such company shall hereinafter be referred to as an ("Alternative Service Provider") or continue to contract for service from the Electric Service Provider, provided that such election does not result in greater utility bills for the Tenant.


                                       7.

             C. TENANT SHALL GIVE LANDLORD ACCESS. Tenant shall cooperate with Landlord, Utility Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Utility Service Provider, and any Alternative Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, gas lines, and any other machinery within the Premises.

             D. LANDLORD NOT RESPONSIBLE FOR INTERRUPTION OF SERVICE. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electrical and/or gas energy furnished to the Premises or if the quantity or character of the electric and/or gas energy supplied by the Utility Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

         14. MAINTENANCE OBLIGATIONS OF LANDLORD. Except as herein otherwise specifically provided for, Landlord shall keep and maintain the roof, structural components and exterior of the Building of which the Leased Premises are a part in good repair and condition and compliant with all laws and regulations. Tenant shall repair and pay for any damage to roof, foundation and external walls caused by Tenant's action, negligence or fault. Landlord shall be responsible for all HVAC costs that are not part of normal repairs and maintenance. By way of clarification normal repair and maintenance of the HVAC shall include such items as normal preventative maintenance, filter replacement, replacement of belts, replacement of motor bearings, freon (or other similar fluids) replacement. Normal repairs and maintenance shall not include compressor replacement, heat exchanger replacement or replacement of fan and compressor motors.

         15. MAINTENANCE OBLIGATIONS OF THE TENANT. Subject only to the maintenance obligations of the Landlord as herein provided for, the Tenant shall, during the entire Lease Term, including all extensions thereof, at the Tenant's sole cost and expense, keep and maintain the Leased Premises in good condition and repair, ordinary wear and tear excluded, including specifically the following:

             A. ELECTRICAL SYSTEMS. Tenant agrees to maintain in good working order and to make all required repairs and replacements to the electrical systems for the Leased Premises. Tenant upon signing this Lease acknowledges that Tenant has inspected the existing electrical systems and all such systems are in good repair and working order.

             B. PLUMBING SYSTEMS. Tenant agrees to maintain in good working order and to make all required repairs or replacements to the plumbing systems for the Leased Premises. Tenant upon signing this Lease acknowledges that Tenant has inspected the existing plumbing systems and all such systems are in good repair and working order

             C. INSPECTIONS AND SERVICE. Upon termination of Lease Agreement, Tenant agrees, before vacating premises, to employ at Tenant's sole cost and expense, a licensed contractor to inspect, service and write a written report on the systems referred to in A and B of this Paragraph. Landlord shall have the right to order such an inspection if Tenant fails to


                                       8.

provide evidence of such inspection, and, to follow the recommendations of such reports and to charge the expense thereof to the Tenant.

             D. TENANT'S RESPONSIBILITY FOR BUILDING AND AREA REPAIRS. Tenant shall be responsible for any repairs required for any part of the Building or Area of which the Leased Premises are a part if such repairs are necessitated by the actions or (or if the responsibly of the Tenant hereunder) inactions of Tenant.

             E. CUTTING ROOF. Tenant must obtain in writing the Landlord's approval prior to making any roof penetrations. Failure by Tenant to obtain written permission to penetrate a roof shall relieve Landlord of any roof repair obligations as set forth in Paragraph 14 hereof to the extent related to Tenant's unauthorized roof penetration. Tenant further agrees to repair, at its sole cost and expense, all roof penetrations made by the Tenant and to use, if so requested by Landlord, a licensed contractor selected by the Landlord to make such penetrations and repairs.

             F. GLASS AND DOORS. The repair and replacement of all glass and doors on the Leased Premises shall be the responsibly of the Tenant. Any such replacements or repairs shall be promptly completed at the expense of the Tenant.

             G. LIABILITY FOR OVERLOAD. Tenant shall be responsible for the repair or replacement of any damage to the Leased Premises, the Building or the Area which result from the Tenant's movement of heavy articles therein or thereon. Tenant shall not overload the floors of any part of the Leased Premises.

             H. LIABILITY FOR OVERUSE AND OVERLOAD OF OPERATING SYSTEMS. Tenant shall be responsible for the repair, upgrade, modification, and/or replacement of any operating systems servicing the Leased Premises and/or all or part of the Building which is necessitated by Tenant's change or increase in use of or non-disclosed use of all or a part of the Leased Premises. Operating systems include, but are not limited to, electrical systems, plumbing systems (both water and natural gas), heating, ventilating, and air conditioning systems, telecommunications systems, computer and network systems, lighting systems, fire sprinkler systems, security systems, and building control systems, if any.

             I. INSPECTION OF LEASED PREMISES - "AS IS" CONDITIONS. Tenant has inspected the Leased Premises and accepts the Leased Premises in the condition that they exist as of the date of this Lease, including, but not limited to, all mechanical, plumbing and electrical systems and the conditions of the interior except: see Exhibit C for Landlord and Tenant Construction Obligations.

             J. FAILURE OF TENANT TO MAINTAIN PREMISES. Should Tenant neglect to keep and maintain the Leased Premises as required herein, the Landlord shall, after providing Tenant 10 days prior written notice, have the right, but not the obligation, to have the work done and any reasonable costs plus a ten percent (10%) overhead charge therefore shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due.

         16. COMMON AREA MAINTENANCE. Tenant shall be responsible for the total costs incurred and contracting for the operation, maintenance and repair of the Common Areas,


                                       9.

including, but not limited to, the costs and expenses incurred for the operation, maintenance and repair of parking areas (including restriping and repaving), removal of snow, utilities for common lighting and signs, trash removal, security to protect and secure the Area, water to maintain landscaping, replanting in order to maintain a smart appearance of landscape areas, supplies, the cost of personnel to implement such services. Landlord shall be responsible to contract for and maintain the HVAC units. All cost associated with normal repairs and maintenance (see Paragraph 14 for explanation of "normal repairs and maintenance") shall be billed back to the Tenant for payment.

         17. INSPECTION OF AND RIGHT OF ENTRY TO LEASED PREMISES - REGULAR, EMERGENCY, RELETTING. Landlord and/or Landlord's agents and employees, shall have the right to enter the Leased Premises at all times during regular business hours, provided reasonable notice has been given, and, at all times during emergencies, to examine the Leased Premises, to make such repairs, alterations, improvements or additions as Landlord deems necessary, and Landlord shall be allowed to take all materials into and upon said Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise; provided that Landlord shall cooperate with Tenant to insure that any such activities are performed in a manner that does not unreasonably interfere with Tenant's use of the Leased Premises. During the six months prior to the expiration of the term of this Lease or any renewal thereof, Landlord may exhibit the Leased Premises to prospective tenants and/or purchasers and may place upon the Leased Premises the usual notices indicating that the Leased Premises are for lease and/or sale.

         18. ALTERATION - CHANGES AND ADDITIONS - RESPONSIBILITY. Unless the Landlord's approval is first secured in writing, the Tenant shall not install or erect inside partitions, add to existing electric power service, add telephone outlets, add light fixtures, install additional heating and/or air conditioning or make any other changes or alterations to the interior or exterior of the Leased Premises. Any such changes or alterations shall be made at the sole cost and expense of the Tenant. At the end of this Lease, all such fixtures, equipment, additions, changes and/or alterations (except trade fixtures installed by Tenant) shall be and remain the property of Landlord; provided, however, Landlord shall have the option to be expressed in writing in conjunction with initial approval to require Tenant to remove any or all such fixtures, equipment, additions and/or alterations and restore the Leased Premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense. All such work shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord. Any and all repairs, changes and/or modifications thereto shall be the responsibility of, and at the cost of, Tenant. Landlord may require adequate security from Tenant assuring no mechanics' liens on account of work done on the Leased Premises by Tenant and may post the Leased Premises, or take such other action as is then permitted by law, to protect the Landlord and the Leased Premises against mechanics' liens. Landlord may also require adequate security to assure Landlord that the Leased Premises will be restored to their original condition upon termination of this Lease.

         19. SIGN APPROVAL. Except for signs which are located inside of the Leased Premises and which are not attached to any part of the Leased Premises, the Landlord must approve in


                                      10.

writing, such consent not to be unreasonably withheld, any sign to be placed in or on the interior or exterior of the Leased Premises, regardless of size or value. Specifically, signs attached to windows of the Leased Premises must be so approved by the Landlord. As a condition to the granting of such approval, Landlord shall have the right o require Tenant to furnish a bond or other security acceptable to Landlord sufficient to insure completion of and payment for any such sign work to be so performed. Tenant shall, during the entire lease Term, maintain Tenant's signs in good condition and repair at Tenant's sole cost and expense. Tenant shall, remove all signs at the termination of this Lease, at Tenant's sole risk and expense and shall in a workmanlike manner properly repair any damage and close any holes caused by the installation and/or removal of Tenant's signs. Tenant shall give Landlord prior notice of such removal so that a representative of Landlord shall have the opportunity of being present when the signage is removed, or shall pre-approve the manner and materials used to repair damage and close the holes caused by removal.

         20. RIGHT OF LANDLORD TO MAKE CHANGES AND ADDITIONS. Landlord reserves the right at any time to make alterations or additions to the Building or Area of which the Leased Premises are a part. Landlord also reserves the right to construct other buildings and/or improvements in the Area and to make alterations or additions thereto, all as Landlord shall determine. Easements for light and air are not included in the leasing of the Leased Premises to Tenant. Landlord further reserves the exclusive right to the roof of the Building of which the Leased Premises are a part. Landlord also reserves the right at any time to relocate, vary and adjust the size of any of the Improvements or Common Areas located in the Area, provided, however, that all such changes shall be in compliance with the requirements of governmental authorities having jurisdiction over the Area. All rights of Landlord reserved in this Section 20 are subject to the requirement that the exercise of such rights, as to either time, manner or otherwise, does not unreasonably interfere with Tenant's use or occupancy of the Leased Premises.

         21. DAMAGE OR DESTRUCTION OF LEASED PREMISES. In the event the Leased Premises and/or the Building of which the Leased Premises are a part shall be totally destroyed by fire or other casualty or so badly damage that, in the opinion of Landlord, it is not feasible to repair or rebuild same, Landlord shall have the right to terminate this Lease upon written notice to Tenant. If the Leased Premises are partially damaged by fire or other casualty, except of caused by Tenant's negligence and not covered by Insurance, and said Leased Premises are not rendered untenantable thereby, as determined by Landlord, an appropriate reduction of the rent shall be allowed for the unoccupied portion of the Leased Premises until repair thereof shall be substantially completed. If the Landlord elects to exercise the right herein vested in it to terminate this lease as a result of damage to or destruction of the Leased Premises or the Building in which the Leased Premises are located, said election shall be made by giving notice thereof to the Tenant within thirty (30) days after the date of said damage or destruction.

         22. GOVERNMENTAL ACQUISITION OF PROPERTY. The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of the Leased Premises, the Building, the Area, or any part thereof, by any governmental body or other person or entity via the exercise of the power of eminent domain, it being understood and agreed that any financial settlement made or compensation paid respecting said land or improvements to be so taken, whether resulting from negotiation and agreement or legal


                                      11.

proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum so paid. In the event of any such taking, Landlord shall have the right to terminate this Lease on the date possession is delivered to the condemning person or authority. Such taking of the property shall not be a breach of this Lease by Landlord nor give rise to any claims in Tenant for damages or compensation from Landlord. Nothing herein contained shall be construed as depriving the Tenant of the right to retain as its sole property any compensation paid for any tangible personal property owned by the Tenant which is taken in any such condemnation proceeding.

         23. ASSIGNMENT OR SUBLETTING. Tenant may not assign this Lease without the written consent of Landlord, such consent not to be unreasonably withheld. Tenant shall have the right to sublet all or any portion of the Leased Premises, subject to Landlord's reasonable review and acceptance of any such sublet, provided that Tenant shall remain liable under the terms of this Lease Agreement. No such assignment or subletting if approved by the Landlord shall relieve Tenant of any of its obligations hereunder, and, the performance or nonperformance of any of the covenants herein contained by subtenants shall be considered as the performance or the nonperformance by the Tenant.

         24. WARRANTY OF TITLE. Subject to the provisions of the following three
(3) paragraphs hereof, Landlord covenants it has good right to lease the Leased Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy and enjoy the Leased Premises during the term of the Lease.

         25. ACCESS. Landlord shall provide Tenant exclusive access to the Leased Premises through and across land and/or other improvements owned by Landlord.

         26. SUBORDINATION. Tenant agrees that this Lease shall be subordinate to any mortgages, trust deeds or ground leases that may now exist or which may hereafter be placed upon said Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Tenant shall execute and deliver whatever instruments may be required for the above purposes, and failing to do so within ten (10) days after demand in writing, does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do. Tenant shall in the event of the sale or assignment of Landlord's interest in the Area or in the Building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure of or the of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

         27. EASEMENTS. The Landlord shall have the right to grant any easement on, over, under and above the Area for such purposes as Landlord determines, provided that such easements do not materially interfere with Tenant's occupancy and use of the Leased Premises.

         28. INDEMNIFICATION AND WAIVER. Each party (an "Indemnifying Party") shall indemnify, defend and hold harmless the other party (the "Other Party") for any loss, cost or expense (including reasonable attorney's fees), claims, suits, actions or damages in connection with damage to tangible property or bodily injury (a "Loss") arising from the Indemnifying Party's ownership, use, control or occupancy of any portion of the Leased Premises, including


                                      12.

the Building and Common Areas, unless such Loss results from or is caused by the negligent acts or omissions of the Other Party or its agents, servants, employees, contractors or invitees or a breach of the Other Party's obligations under this Lease.

         Neither party will be liable for any incidental, special, exemplary, punitive or consequential damages (including lost profits) suffered by the Other Party even if such party has been advised previously of the possibility of such damages, whether arising out of contract, tort, indemnity or otherwise.

         29. ACTS OR OMISSION OF OTHERS. The Landlord, or its employees or agents, or any of them, shall not be reasonable or liable to the Tenant or to the Tenant's guests, invitees, employees, agents or any other person or entity, for any loss or damage that may be caused by the acts or omissions of other tenants, their guests or invitees, occupying any other party of the Area or by persons who are trespassers on or in the Area, or for any loss or damage caused or resulting from the bursting, stoppage, backing up or leaking of water, gas, electricity or sewers or caused in any other manner whatsoever, unless such loss or damage is caused by or results from the negligent acts or omissions of the Landlord, its agents or contractors.

         30. INTEREST ON PAST DUE OBLIGATIONS. Any amount due to Landlord not paid when due shall bear interest at 14% per annum from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         31. HOLDING OVER - DOUBLE LAST MONTH'S RENT. If Tenant shall remain in possession of the Leased Premises after the termination of this Lease, whether by expiration of the Lease Term or otherwise, without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant. The rent rate during such holdover tenancy shall be equivalent to double the monthly rent paid for the last full month of tenancy under this Lease, excluding any free rent concessions which may have been made for the last full month of the Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in surrendering possession of the Leased Premises including, without limitation, any claims made with regard to any succeeding occupancy bounded by such holdover period.

         32. MODIFICATION OR EXTENSIONS. No modification or extension or this Lease shall be binding upon the parties hereto unless in writing and unless signed by the parties hereto.

         33. NOTICE PROCEDURE. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly give if served on Tenant or an employee of Tenant with a copy mailed to Guarantor as provide below, or sent to Tenant by United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Tenant at 6060 Spine Rd., Boulder, CO 80301 with a copy to Ionics, Inc. ("Guarantor") at 65 Grove Street, Watertown, MA 02172 Attn: General Counsel or at such other place as Tenant may from time to time designate in a written notice to Landlord, and, such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or if sent to Landlord, United States registered or certified mail, return receipt requested, properly sealed,


                                      13.

stamped and addressed to Landlord at 4875 Pearl East Cr., #300, Boulder, CO 80301 or at such other place as Landlord may from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of three (30 business days after mailing.

         34. MEMORANDUM OF LEASE--NOTICE TO MORTGAGEE. The Landlord and Tenant agree not to place this Lease of record, but upon the request of either party to execute and acknowledge so the same may be recorded a short form lease indicating the names and respective addresses of the Landlord and Tenant, the Leased Premises , the Lease Term, the dates of the commencement and termination of the Lease Term and options for renewal, if any, but omitting rent and other terms of this Lease. Tenant agrees to an assignment by Landlord of rents and of the Landlord's interest in this Lease to a mortgagee, if the same be made by Landlord. Tenant further agrees if requested to do so by the Landlord that it will give to said mortgagee a copy of any request for performance by Landlord or notice of default by Landlord; and in the event Landlord fails to cure such default, the Tenant will give said mortgagee a sixty (60) day period in which to cure the same. Said period shall begin with the last day on which Landlord could cure such default before Tenant has the right to exercise any remedy by reason of such default. All notices to the mortgagee shall be sent by United States registered or certified mail, postage prepaid, return receipt requested.

         35. CONTROLLING LAW. The Lease, and all terms hereunder shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Boulder county and in not other jurisdiction.

         36. LANDLORD NOT A PARTNER WITH THE TENANT. Nothing contained in this Lease shall be deemed, held or construed as creating Landlord as a partner, agent, associate of or in joint venture with Tenant in the conduct of Tenant's business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

         37. PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

         38. DEFAULT--REMEDIES OF LANDLORD.

             A. If Tenant shall default in the payment of rent or in the keeping of any of the terms, covenants or conditions of this lease to be kept and/or performed by Tenant, Landlord may upon the expiration of any applicable cure periods hereunder, or at any time thereafter, reenter the Leased Premises, remove all persons and property therefrom, without being liable to indictment, prosecution for damage therefore, or for forcible entry and detainer and repossess and enjoy the Leased Premises, together with all additions thereto or alterations and improvements thereof. Landlord may, at its option, at any time and from time to time thereafter, relet the Leased Premises or any part thereof for the account of Tenant or otherwise, and receive and collect the rents therefore and apply the same first to the payment of such expenses as


                                      14.

Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerental, and expense, commissions and charges paid by Landlord in reletting the Leased Premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. In lieu of reletting such Leased Premises, Landlord may occupy the same or cause the same to be occupied by others. Whether or not the Leased Premises or any part thereof be relet, Tenant shall pay the Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or such recovered possession, as the case may be and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any, unless waived by written notice from Landlord to Tenant. No action by Landlord to obtain possession of the Leased Premises and/or to recover any amount due to Landlord hereunder shall be taken as a waiver of Landlord's right to require full and complete performance by Tenant of all terms hereof, including payment of all amounts due hereunder or as an election on the part of Landlord to terminate this Lease Agreement. If the Leased Premises shall be reoccupied by Landlord, then, from and after the date of repossession, Tenant shall be discharged of any obligations to Landlord under the provisions hereof for the payment of rent. If the Leased Premises are reoccupied by the Landlord pursuant hereto, and regardless of whether the Leased Premises shall be relet or possessed by Landlord, all fixtures, improvements and additions, then on the Leased Premises may be retained by Landlord. In the event Tenant is in default under the terms hereof and has abandoned the Leased Premises, Landlord shall have the right to remove all the Tenant's property from the Leased Premises and dispose of said property in such a manner as determined by Landlord, at the sole cost and expense of Tenant.

             B. In the event an assignment of Tenant's business or property shall be made for the benefit of creditors, or, if the Tenant's leasehold interest under the terms of this Lease Agreement shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, and shall remain undismissed for a period in excess of 60 days, then and in any such case, at Landlord's option, with or without notice, Landlord may terminate this Lease and immediately retake possession of the Leased Premises without the same working any forfeiture of the obligations of Tenant hereunder.

             C. Tenant hereby grants to the Landlord a security interest in and to any and all of Tenant's property located in, on or adjacent to the Leased Premises as security for Tenant's full and complete performance of the terms and conditions of this Lease, which security interest is enforceable by Landlord as provided by the laws of the State of Colorado.

             D. In addition to remedy granted to Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available under the statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy give hereunder or now or hereafter existing at law or in equity or by statute. Further, all powers and remedies given by this Lease to Landlord may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or


                                      15.

power or shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of rent by Landlord shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

             E. If Tenant shall, for any reason, vacate the Leased Premises before the current expiration date, Landlord shall have the right to accelerate rental payments and any and all future rent payments due during the course of the Lease Term shall become immediately payable in full to the Landlord.

             F. Notwithstanding anything contained herein that may be interpreted to the contrary, in the event of a default under the terms of this Lease Agreement, Landlord shall give Tenant and Guarantor notice as provided in
Section 33, and Tenant and/or Guarantor shall have the right to cure such default as follows: (a) if Tenant's default is in the payment of rent or any other sums required to be paid by Tenant under this Lease, Tenant and/or Guarantor shall have five (5) days after the effective date of the notice to cure such default, and (b) if Tenant's default is in the performance or compliance with any other terms or conditions contained in this Lease Agreement, Tenant and/or Guarantor shall have thirty (30) days to cure such default, unless such default, because of its nature, cannot be cured within such 30 day period, then such default shall be deemed remedied if the correction thereof shall have been commenced within such 30 day period and shall when commenced, be diligently prosecuted to completion.

         39. LEGAL PROCEEDINGS--RESPONSIBILITIES. In the event of proceeding at law or in equity by either party hereto, the defaulting party shall pay all costs and expenses, including all reasonable attorney's fees incurred by the non-defaulting party in pursuing such remedy, if such non-defaulting party is awarded substantially the relief requested.

         40. ADMINISTRATIVE CHARGES. In the event any check, bank draft or negotiable instrument given for any money payment hereunder shall be dishonored at any time and from time to time, for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, (1) to make an administrative charge of $100.00 or three times the face value of the check, bank draft or negotiable instrument, whichever is smaller, and (2) at Landlord's sole option, to require Tenant to make all future rental payments in cash or by cashiers or certified check.

         41. HAZARDOUS MATERIALS AND ENVIRONMENTAL CONSIDERATIONS.

             A. Tenant covenants and agrees that Tenant and its agents, employees, contractors and invitees shall comply with all Hazardous Materials Laws (as hereinafter defined). Without limiting the foregoing, Tenant covenants and agrees that it will not use, generate, store or dispose of, nor permit the use, generation, storage or disposal of Hazardous Materials (as hereinafter defined) on, under or about the Leased Premises, nor will it transport or permit the transportation of Hazardous Materials to or from the Leased Premises, except in full compliance with any applicable Hazardous Materials Laws. Any Hazardous Materials located on the Leased Premises shall be handled in an appropriately controlled environment which shall include the use of such equipment (at Tenant's expense) as is necessary to meet or exceed standards imposed by any Hazardous Materials Laws and in such a way as not to interfere with any other tenant's use of its premises. Upon breach of any covenant contained herein, Tenant shall, at Tenant's sole


                                      16.

expense, cure such breach by taking all action prescribed by any applicable Hazardous Materials Laws or by any governmental authority with jurisdiction over such matters.

             B. Tenant shall inform Landlord at any time of (i) any Hazardous Materials it intends to use, generate, handle, store or dispose of, on or about or transport from, the Leased Premises except in ordinary commercial types and quantities and (ii) of Tenant's discovery of any event or condition which constitutes a violation of any applicable Hazardous Materials Laws. Tenant shall provide to Landlord copies of all communications to or from any governmental authority or any other party relating to Hazardous Materials affecting the Leased Premises.

             C. Tenant shall indemnify and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses (including, without limitation, diminution on value of the Leased Premises, damages for loss or restriction on use of all or part of the Leased Premises, sums paid in settlement of claims, investigation of site conditions, or any cleanup, removal or restoration work required by any federal, state or local governmental agency, attorney's fees, consultant fees, and expert fees) which arise as a result of or in connection with any breach of the foregoing covenants or any other violation of any Hazardous Materials Laws by Tenant. The indemnification contained herein shall also accrue to the benefit of the employees, agents, officers, directors and/or partners of Landlord.

             D. Landlord shall indemnify and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses (including, without limitation, sums paid in settlement of claims, investigation of site conditions or any cleanup, removal or restoration work required by any federal, state or local governmental agency, attorneys' fees, consultant fees and expert fees) which arise as a result of or in connection with any Hazardous Materials on the Leased Premises prior to the effective date of this Lease or on the Leased Premises as a result of the activities of Landlord or Landlord's agents or contractors. The indemnification contained herein shall also accrue to the benefit of the employees, agents, officers, directors and/or partners of Tenant.

             E. "Hazardous Materials" shall mean (a) any chemical, material, substance or pollutant which poses a hazard to the Leased Premises or to persons on or about the Leased Premises or would cause a violation of or is regulated by any Hazardous Materials Laws, and (b) any chemical, material or substance defined as or included in the definitions of "hazardous substances", "hazardous wastes", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "regulated substance", or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Resource conservation and Recovery Act as amended, 42 U.S.C. Sec 6901, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Sec. 6991 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; and Sections 25-15-101, et seq., 25-16-101, et seq., 25-7-101, et seq., and 25-8-101, et seq., of the Colorado
Revised Statutes. "Hazardous Materials Laws" shall mean any federal state or local laws, ordinances, rules, regulations, or policies (including, but not limited to, those laws specified above) relating to the environment, health and safety or


                                      17.

the use, handling, transportation, production, disposal, discharge or storage of Hazardous Materials, or to industrial hygiene or the environmental conditions on, under or about the Leased Premises. Said term shall be deemed to include all such laws as are now in effect or as hereafter amended and all other such laws as may hereafter be enacted or adopted during the term of this Lease.

             F. The indemnification obligations of Tenant and Landlord under this Section 41 shall survive and continue after the expiration of this lease or its earlier termination for any reason.

             G. Tenant further covenants and agrees that it shall not install any storage tank (whether above or below the ground) on the Leased Premises without obtaining the prior written consent of the Landlord, which consent may be conditioned upon further requirements imposed by Landlord with respect to, among other things, compliance by Tenant with any applicable laws, rules, regulations or ordinances and safety measures or financial responsibly requirements.

             H. Should any local governmental entity having jurisdiction over the Leased Premises require any type of environmental audit or report prior to or during the occupancy of the Leased Premises by the Tenant, such cost of the audit or report shall be the sole responsibly of the Tenant unless such audit or report relates to Hazardous Materials or activities on the Leased Premises prior to the commencement of this Lease Agreement.

         42. ENTIRE AGREEMENT. It is expressly understood and agree by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions, and understandings between Landlord and/or its agents and Tenant relative to the Leased Premises and that there are no promises, agreements, conditions, or understandings either oral or written, between them other than as herein set forth.

         43. GUARANTEE AND FINANCIAL STATEMENTS. This lease and Tenant's performance hereunder, shall be personally guaranteed by _____, by the execution of the Guarantee Agreement set forth herein. A current financial statement of Tenant and of any parties so guaranteeing this Lease shall be provided to Landlord upon execution hereof and annually thereafter, if so requested by Landlord.

         44. ESTOPPEL CERTIFICATES. Within no more than 5 days after receipt of written request, the Tenant shall furnish to the owner a certificate, duly acknowledged, certifying, to the extent true:

                  A.       That this Lease is in full force and effect.
                  B. That the Tenant knows of no default hereunder on the part of the owner, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail.
                  C. The amount of the rent being paid and the last date to which rent has been paid.
                  D. That this lease has not been modified, or if it has been modified, the terms and dates of such modifications.



                                      18.

                  E. That the term of this Lease has commenced. F. The commencement and expiration dates.
                  G. Whether all work to be performed by the owner has been completed.
                  H. Whether the renewal term option has been exercised if applicable.
                  I. Whether there exist any claims or deductions from, or defenses to, the payment of rent.
                  J. Such other matters as may be reasonably requested by owner.

If the Tenant fails to execute and deliver to the owner a completed certificate as required under this section, the Tenant hereby appoints the owner as its Attorney-In-Fact to execute and deliver such certificate for and on behalf of the Tenant.

         45. FINANCIAL STATEMENTS. As requested by the Landlord, Tenant shall provide copies of its most recent financial statements and shall also provide Landlord with up to three (3) prior years of financial statements, if so requested.

         46. BROKERS. Tenant represents and warrants that it has dealt only with Colorado Group (the "Broker") in the negotiation of this Lease. Landlord shall make payment of the commission according to the terms of a separate agreement with the Broker. Tenant hereby agrees to indemnify and hold Landlord harmless of and from any and all loss, costs, damages or expenses (including, without limitation, all attorney's fees and disbursements) by reason of any claim of, or liability to, any other broker or person claiming through Tenant and arising out of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may deal with in the future with respect to leasing of any additional or expansion space in the Building or any renewals or extensions of this Lease unless specifically provided for by separate written agreement with Landlord. In the event any claim shall be made against Landlord by any other broker who shall claim to have negotiated this Lease on behalf of Tenant or to have introduced Tenant to the Building or to Landlord, Tenant hereby indemnifies Landlord, and Tenant shall be liable for the payment of all reasonable attorney's fees, costs, and expenses incurred by Landlord in defending against the same, and in the event such broker shall be successful in any such action, Tenant shall, upon demand, make payment to such broker.

         47. LEASE EXHIBITS ATTACHED. This Lease includes the following Lease Exhibits which are incorporated herein and made a part of this Lease Agreement:

         Exhibit A - Option to Extend
         Exhibit B - Interior Space Plan
         Exhibit C - Landlord and Tenant's Construction Obligations Exhibit D - Sign Code Obligations
         Exhibit E - Additional  Terms and Conditions
         Exhibit F - Corporate Guarantee by Ionic's

         48. MISCELLANEOUS. All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words "Landlord" and "Tenant" are used they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in


                                      19.

reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

LANDLORD:

6060 PARTNERSHIP, LLP



By:
   -----------------------------



TENANT:

SIEVERS INSTRUMENTS, INC.

By:
   -----------------------------



                                      20.

                                    EXHIBIT A

                                OPTION TO EXTEND

FIRST OPTION TO EXTEND

         Tenant shall have the option to extend the Lease Agreement (as Amended above) from 12:00 noon on May 1, 2005 to 12:00 noon on May 1, 2010. In the event the Tenant desires to exercise said option, Tenant shall give written notice of such exercise to Landlord not later than May 1, 2004. See below for Option Term Rent. In the event of such exercise, the Lease Agreement, including all amendments, shall be automatically extended for the additional term. Notwithstanding the foregoing, this option shall be void and of no force or effect if the Tenant is in default hereunder either as of the date of the Tenant's exercise of said option or as of the date of the commencement of the option or additional term.

         Option Term Rent: The rental rate during the Option Term shall be the continuation of the Cost of Living adjustment as described in paragraph 4.C. of this Lease Agreement.

SECOND OPTION TO EXTEND

         Tenant shall have the option to extend the Lease Agreement (as Amended above) from 12:00 noon on May 1, 2010 to 12:00 noon on May 1, 2015. In the event the Tenant desires to exercise said option, Tenant shall give written notice of such exercise to Landlord not later than May 1, 2009. See below for Option Term Rent. In the event of such exercise, the Lease Agreement, including all amendments, shall be automatically extended for the additional term. Notwithstanding the foregoing, this option shall be void and of no force or effect if the Tenant is default hereunder either as of the date of the Tenant's exercise of said option or as of the date of the commencement of the option or additional term.

         Option Term Rent: The rental rate during the Option Term shall be the continuation of the Cost of Living adjustment as described in paragraph 4.C. of this Lease Agreement.

                                    EXHIBIT B

                               INTERIOR SPACE PLAN

                                    EXHIBIT C

                  LANDLORD AND TENANT CONSTRUCTION OBLIGATIONS

         Landlord to perform, at Landlord's sole cost and expense, the following work per the attached Tenant Finish Plan. Such work shall be completed on or before the commencement of the Lease Term as defined in this Lease Agreement:

1.       Remove hallway in warehouse area (item marked (1) on plan).

2. Remove wall as indicated in MFG Support area (item marked (2) on plan). Wall to be either totally removed or a header put in place high enough to allow for forklifts and other equipment to be able to move through the opening.

3. Drywall and paint the warehouse side of the wall in Marketing and Sales area (item marked (3) on plan).

4. Tile the floor of the QC/Test area and manufacturing/stock area of the warehouse (item marked (4) on plan). Tile to be normal vct tile with color to be chosen by Tenant. Actual amount of area to be tiled shall be determined by Tenant prior to commencement of work.

5. Remove the northwestern most room in the cafeteria (item marked (5) on plan). The smaller room shall remain due to electrical and other phone infrastructure located in this room.

6. Remove the four marked offices in Doc Control area (item marked (6) on plan). Landlord and Tenant agree to work on a cost effective solution for replacement of the carpet in the specific area where the offices are removed.

7. Parking lot overlay and striping will be completed prior to Tenant taking possession of the Leased Premises.

8. Landlord shall ensure that all light fixtures are working upon occupancy and that any damaged or missing ceiling tiles are replaced prior to occupancy.

9. Change the lighting in what is now the warehouse area (this area is now bisected by a hallway that is to be removed (see above)) as follows:

             a. Remove 34 existing light fixtures from current location (mounted at full ceiling height) and relocated to extend 11 existing rows of light fixtures (mounted at 6'6").

             b. Remove approximately 11 existing eight foot strip lights. (These will conflict with the extension of the exiting eleven rows).

             c. Install 54 new eight foot industrial light fixtures with reflectors. (These will match existing light fixtures; Lithonia PV 2 96 277).

             d. All light rows will be seventy-two feet long, spaced ten feed apart, hanging at 8'6" above floor. Seventeen rows will exist after the work is complete lighting an area approximately 170'x80'.

             e.    Landlord to paint the ceiling white in this area.

10. Landlord shall have the carpets in the Leased Premises professionally cleaned.

11. Landlord shall repair any molding and outside entry tile that is damaged prior to Tenant's occupancy.

Tenant shall be responsible for all other construction on the Leased Premises.

                                    EXHIBIT C

                  LANDLORD AND TENANT CONSTRUCTION OBLIGATIONS
                               TENANT FINISH PLAN

                                    EXHIBIT E

                         ADDITIONAL TERMS AND CONDITIONS

1. This Lease is expressly conditioned upon its execution by Tenant and subsequent return to Landlord on or before October 21, 1997. If Tenant fails to perform either obligation, this Lease shall be null and void and of no effect.

2. RIGHT OF FIRST REFUSAL. If at any time during the initial term hereof (but not any extension or renewal term), Landlord receives a bona fide offer to purchase the Leased Premises, which offer it desires to accept, Landlord shall deliver written notice of same to Tenant, which notice shall set forth the specific terms and provisions of the offer received by Landlord, or shall have attached to it a true and accurate copy of such offer, and shall offer the Leased Premises for sale to Tenant on the same terms and conditions as set forth in such notice or in such offer.

         Provided that Tenant is not then in default under any of its obligations under the Lease, Tenant shall have five (5) business days following receipt of such notice in which to accept the offer of Landlord. Acceptance shall be made, if at all, by Tenant giving written notice to Landlord within said five (5) business days period, of the acceptance by Tenant of the offer of Landlord, which notice of acceptance shall be accompanied by cash or certified or cashier's check payable to Landlord in the amount of the earnest money deposit required by the terms of the offer first received by Landlord.

         Upon such acceptance by Tenant within the time and in the manner herein prescribed, the parties shall proceed to close the purchase and sale of the Leased Premises, at the same price and on the same terms as stated in the original notice from Landlord to Tenant. Such closing shall occur within sixty (60) days following the date of acceptance by Tenant, at a time and place designated by Landlord (or at the date of closing provided in the initial offer, if later).

         Failure by Tenant to close following exercise of such right of first refusal shall constitute a default under the Agreement of Purchase and Sale, allowing Landlord to exercise any and all remedies set forth in the Agreement of Purchase and Sale which constitutes the offer; and shall also constitute a default under this Lease, allowing Landlord to exercise any and all remedies for default as provided in this Lease.

         Failure by Tenant to accept the offer of Landlord within said five (5) business day period shall constitute a relinquishment and waiver by Tenant of all further rights under this provision; and Landlord may proceed to sell the Leased Premises on the terms contained in the proposed offer; provided, however, that such sale shall be consummated upon the same terms and at the same price as were stated in the notice to Tenant, and provided furthermore that should Landlord desire to sell the Leased Premises for a price or on terms materially different from those stated in the notice to Tenant, Landlord shall again give notice to Tenant and offer the Leased Premises for sale to Tenant at such revised price or on such revised terms, all in accordance with the foregoing procedures. Furthermore, Landlord and such third party may extend closing for a period of up to thirty (30) days without again offering the Leased Premises for sale to Tenant. Furthermore, should the transaction contemplated by the third party offer not be consummated within one year after the date on which notice of the third party offer was given to Tenant, the right of first refusal herein granted shall be reinstated and shall again apply to any subsequent offer to purchase the property, all in accordance with the foregoing procedures.

         The foregoing right of first refusal shall not apply to any sale, transfer or conveyance (i) by Landlord to any of its partners or to any entity in which any one (1) or more of Landlord's partners holds a controlling equity interest; or (ii) by any partner or partners of Landlord or his, her or its partnership interest in Landlord.

         Any sale of Leased Premises made pursuant to a third party offer following Tenant's relinquishment and waiver of its rights under this provision shall nevertheless be made expressly subject to this Lease.

                                    EXHIBIT F

                               CORPORATE GUARANTY
                                 BY IONICS, INC.

                           GUARANTY OF LEASE AGREEMENT

         THIS GUARANTY is given as of this 21st day of October, 1997, by IONICS, INC. ("Guarantor"), the address of which, for purposes of this Guaranty, is 65 Grove Street, Watertown, MA 02172, to and for the benefit of 6060 PARTNERSHIP LLP ("6060"), the address of which, for purposes of this Guaranty, is 4875 Pearl East Circle, Suite 300, Boulder, CO 80301.

WHEREAS, 6060 is the Landlord under a proposed Lease Agreement dated ___________ (the "Lease"), in which Sievers Instruments, Inc. is the proposed Tenant ("Tenant"), regarding the Leased Premises commonly known as 6060 Spine Road, Boulder, Colorado, and

         WHEREAS, Tenant is a wholly-owned subsidiary of Guarantor; and

         WHEREAS, Landlord is unwilling to enter into the Lease with Tenant unless the performance and observance of all covenants and conditions of Tenant thereunder are unconditionally and directly guaranteed by Guarantor.

         NOW THEREFORE, in consideration of the matters recited above and to induce 6060 to enter into the Lease with Tenant, Guarantor undertakes and agrees as follows:

         1. Guarantor absolutely, unconditionally and irrevocably guarantees to 6060, its successors and assigns, the prompt full payment of all rent and all other payments to be made by Tenant under the Lease and the full and punctual performance and observance by Tenant of all other terms, covenants, conditions and agreements provided in the Lease to be performed and observed by Tenant. Without limiting the foregoing, Guarantor agrees that in the event of default by Tenant under the Lease, and not timely cured under provisions of the Lease Agreement, 6060 may proceed directly against Guarantor, before, after or simultaneously with proceeding against Tenant.

         Guarantor further covenants and agrees that (i) it shall be bound by all the provisions, terms, conditions, restrictions and limitations contained in the Lease which are to be observed or performed by Tenant thereunder, the same as if the undersigned were named therein as Tenant; and (ii) this Guaranty shall be absolute and unconditional and shall be in full force and effect with respect to any amendment, addition, assignment, sublease, transfer or other modification of the Lease, whether or not the Guarantor shall have knowledge or have been notified of or agreed or consented thereto.

         2. Guarantor hereby waives any notices of nonpayment, nonperformance or nonobservance, except as provided for in the Lease. Any act of 6060, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter related to or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without affecting the obligations of Guarantor under this Guaranty..

         3. The obligations of Guarantor under this Guaranty will not be released by 6060's receipt, application, or release of security given for the performance of Tenant's obligations under the Lease, nor by any modification or extension of the Lease. In case of any such modification or extension, the liability of Guarantor shall be deemed modified or extended in accordance with the terms of such modification or extension. The obligations of Guarantor hereunder shall not be terminated, affected or impaired in any manner by reason of
                  (i) the assertion by 6060 against Tenant of any of the rights or remedies reserved to 6060 pursuant to the provisions of the Lease; (ii) the commencement of summary or other proceedings against Tenant; (iii) the failure of 6060 to enforce any of its rights against Tenant, unless such failure constitutes a waiver by Landlord; or (iv) the granting by 6060 of any extensions of time to Tenant.

         4. The liability of Guarantor under this Guaranty will not be affected by (i) the release or discharge of Tenant from its obligations under the Lease in any creditors, receivership, bankruptcy, or other proceedings, or the commencement or pendency of any such proceedings; (ii) the impairment, limitation, or modification of the liability of Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future bankruptcy code or other statute, or from the decision in any court; (iii) the rejection or disaffirmance of the Lease in any such proceedings; (iv) the assignment or transfer of the Lease by Tenant to another affiliate of Guarantor.

         5. Satisfaction by Guarantor of any liability hereunder incident to a particular default, if additional defaults shall occur, shall not discharge Guarantor except for the default satisfied, it being the intent hereof that this Guaranty and the obligations of Guarantor hereunder shall be continuing and irrevocable.

         6. Until all of Tenant's obligations under the Lease are fully performed, Guarantor (i) waives any right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor pursuant to the obligations of Guarantor under this Guaranty; (ii) waives any other right which Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty.

         7. Guarantor hereby authorizes 6060, without notice to Guarantor, to apply all payments and credits received from any source (including but not limited to pursuant to this Guaranty) to payment or satisfaction of any of the obligations of Tenant under the Lease or as reimbursement for any advances made or other expenses incurred by 6060 in connection therewith, in such manner and in such priority as 6060, in its sole judgment shall deem appropriate.

         8. This Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover term following the term thereof, or any such extension or renewal.

         9. This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and 6060, or its successors and assigns.

         10. This Guaranty shall be governed by and construed in accordance with the laws of the State of Colorado.

         11. Guarantor will pay on demand the reasonable attorneys' fees and costs incurred by 6060, or its successor and assigns, in connection with the enforcement of this Guaranty or the Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the day and year first above written.

IONICS, INC.



By:
   --------------------------------
   "Guarantor"




6060 PARTNERSHIP LLP



By:
   --------------------------------
   "6060"